Exhibit 4.16

AGREEMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE, dated as of January 8, 2008 by and among REALOGY CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware and having its principal office at One Campus Drive, Parsippany, New Jersey 07054 (the “Company”), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association duly organized and existing under the laws of the United States of America and having its principal corporate trust office at 707 Wilshire Blvd., 17th Floor, Los Angeles, California 90017 (“Resigning Trustee”) and THE BANK OF NEW YORK, a banking corporation duly organized and existing under the laws of the State of New York and having its principal corporate trust office at 101 Barclay Street, New York, New York 10286 (“Successor Trustee”).

RECITALS:

WHEREAS, there was originally authorized and issued $550,000,000 aggregate principal amount of the Company’s 11.00%/11.75% Senior Toggle Notes Due 2014 (the “Securities”) under an Indenture dated as of April 10, 2007 by and among the Company, the guarantors party thereto and the Resigning Trustee (as supplemented, the “Indenture”);

WHEREAS, Section 7.08 of the Indenture provides that the Trustee may at any time resign by giving written notice of such resignation to the Company, effective upon the acceptance by a successor Trustee of its appointment as a successor Trustee;

WHEREAS, Section 7.08 of the Indenture further provides that, if the Trustee shall resign, the Company shall promptly appoint a successor Trustee;

WHEREAS, Section 7.08 of the Indenture provides that any successor Trustee appointed in accordance with the Indenture shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment under the Indenture, and thereupon the resignation of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations of the predecessor trustee;

WHEREAS, pursuant to Section 2.03 of the Indenture, Resigning Trustee was appointed Registrar and Paying Agent for the Securities and to act as Custodian with respect to the Global Notes;

WHEREAS, the Company desires to appoint Successor Trustee as Trustee, Paying Agent and Registrar for the Securities and to act as Custodian with respect to the Global Notes to succeed Resigning Trustee in such capacities under the Indenture; and

WHEREAS, Successor Trustee is willing to accept such appointment as successor Trustee, Paying Agent and Registrar for the Securities and to act as Custodian with respect to the Global Notes under the Indenture;

NOW, THEREFORE, the Company, Resigning Trustee and Successor Trustee, for and in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby consent and agree as follows:

1

THE RESIGNING TRUSTEE

1.1 Pursuant to Section 7.08 of the Indenture, Resigning Trustee hereby notifies the Company that Resigning Trustee is hereby resigning as Trustee, Paying Agent, Custodian and Registrar under the Indenture.

1.2 Resigning Trustee hereby represents and warrants to Successor Trustee that:

No covenant or condition contained in the Indenture has been waived by Resigning Trustee or, to the best knowledge of responsible officers of Resigning Trustee’s corporate trust department, by the Holders of the percentage in aggregate principal amount of the Securities required by the Indenture to effect any such waiver.

There is no action, suit or proceeding pending or, to the best knowledge of responsible officers of Resigning Trustee’s corporate trust department, threatened against Resigning Trustee before any court or any governmental authority arising out of any act or omission of Resigning Trustee as Trustee under the Indenture.

As of the effective date of this Agreement, Resigning Trustee will hold no moneys or property under the Indenture.

Pursuant to Section 2.02 of the Indenture, Resigning Trustee duly authenticated and delivered, on April 10, 2007, $550,000,000 aggregate principal amount of Securities, $550,000,000 of which are outstanding as of the effective date hereof. The Resigning Trustee authenticated no other Securities under the Indenture.

The registers in which it has registered and transferred registered Securities accurately reflect the amount of Securities issued and outstanding and the amounts payable thereon.

The moneys and property being transferred to the Successor Trustee do not include any moneys or property that was required to be paid to any state under an abandoned property law.

Each person who so authenticated the Securities was duly elected, qualified and acting as an officer of Resigning Trustee and empowered to authenticate the Securities at the respective times of such authentication and the signature of such person or persons appearing on such Securities is each such person’s genuine signature.

This Agreement has been duly authorized, executed and delivered on behalf of Resigning Trustee and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.

To the best knowledge of responsible officers of the Resigning Trustee’s corporate trust department, no event has occurred and is continuing which is, or after notice or lapse of time would become, an Event of Default under Section 6.01 of the Indenture.

1.3 Resigning Trustee hereby assigns, transfers, delivers and confirms to Successor Trustee all right, title and interest of Resigning Trustee in and to the trust under the Indenture and all the rights, powers and trusts of the Trustee under the Indenture. Resigning Trustee shall execute and deliver such further instruments and shall do such other things as Successor Trustee may reasonably require so as to more fully and certainly vest and confirm in Successor Trustee all the rights, powers and trusts hereby assigned, transferred, delivered and confirmed to Successor Trustee as Trustee, Paying Agent, Custodian and Registrar.

1.4 Resigning Trustee shall deliver to Successor Trustee, as of or immediately after the effective date hereof, all of the documents listed on Exhibit A hereto.

2

THE COMPANY

2.1 The Company hereby accepts the resignation of Resigning Trustee as Trustee, Paying Agent, Custodian and Registrar under the Indenture.

2.2 The Company hereby certifies that Exhibit B annexed hereto is a copy of extracts of the Board Resolutions which were duly adopted by the Board of Directors of the Company, which are in full force and effect on the date hereof, and which authorizes certain officers of the Company to: (a) accept Resigning Trustee’s resignation as Trustee, Paying Agent, Custodian and Registrar under the Indenture; (b) appoint Successor Trustee as Trustee, Paying Agent, Custodian and Registrar under the Indenture; and (c) execute and deliver such agreements and other instruments as may be necessary or desirable to effectuate the succession of Successor Trustee as Trustee, Paying Agent, Custodian and Registrar under the Indenture.

2.3 The Company hereby appoints Successor Trustee as Trustee, Paying Agent, Custodian and Registrar under the Indenture to succeed to, and hereby vests Successor Trustee with, all the rights, powers, duties and obligations of Resigning Trustee under the Indenture with like effect as if originally named as Trustee, Paying Agent, Custodian and Registrar in the Indenture.

2.4 The Company hereby represents and warrants to Resigning Trustee and Successor Trustee that:

The Company is a corporation duly and validly organized and existing pursuant to the laws of the State of Delaware.

The Indenture was validly and lawfully executed and delivered by the Company and the Securities were validly issued by the Company.

The Company has performed or fulfilled prior to the date hereof, and will continue to perform and fulfill after the date hereof, each covenant, agreement, condition, obligation and responsibility under the Indenture.

No event has occurred and is continuing which is, or after notice or lapse of time would become, an Event of Default under Section 6.01 of the Indenture.

No covenant or condition contained in the Indenture has been waived by the Company or, to the best of the Company’s knowledge, by Holders of the percentage in aggregate principal amount of the Securities required to effect any such waiver.

There is no action, suit or proceeding pending or, to the best of the Company’s knowledge, threatened against the Company before any court or any governmental authority arising out of any act or omission of the Company under the Indenture.

This Agreement has been duly authorized, executed and delivered on behalf of the Company and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.

Assuming the accuracy of the representations made by the Successor Trustee in Article III hereof, all conditions precedent relating to the appointment of The Bank of New York as successor Trustee, Paying Agent, Custodian and Registrar under the Indenture have been complied with by the Company.

3

THE SUCCESSOR TRUSTEE

3.1 Successor Trustee hereby represents and warrants to Resigning Trustee and to the Company that:

Successor Trustee is not disqualified under the provisions of Section 7.10 and is eligible under the provisions of Section 7.10 of the Indenture to act as Trustee under the Indenture.

This Agreement has been duly authorized, executed and delivered on behalf of Successor Trustee and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.

3.2 Successor Trustee hereby accepts its appointment as successor Trustee, Paying Agent, Custodian and Registrar under the Indenture and accepts the rights, powers, duties and obligations of Resigning Trustee as Trustee, Paying Agent, Custodian and Registrar under the Indenture, upon the terms and conditions set forth therein, with like effect as if originally named as Trustee, Paying Agent, Custodian and Registrar under the Indenture.

3.3 References in the Indenture to “Corporate Trust Office of the Trustee” or other similar terms shall be deemed to refer to the principal corporate trust office of Successor Trustee, which is presently located at 101 Barclay Street, New York, New York 10286.

3.4 Promptly after the effective date of this Agreement, Successor Trustee shall cause a notice, the form of which is annexed hereto as Exhibit C, to be sent to each Holder of Securities in accordance with Section 7.08 of the Indenture.

4

MISCELLANEOUS

4.1 Except as otherwise expressly provided herein or unless the context otherwise requires, all terms used herein which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

4.2 This Agreement and the resignation, appointment and acceptance effected hereby shall be effective as of the opening of business on February 7, 2008.

4.3 Resigning Trustee hereby acknowledges payment or provision for payment in full by the Company of compensation for all services rendered by Resigning Trustee under Section 7.07 of the Indenture and reimbursement in full by the Company of the expenses, disbursements and advances incurred or made by Resigning Trustee in accordance with the provisions of the Indenture. Resigning Trustee acknowledges that it relinquishes any lien it may have upon all property or funds held or collected by it to secure any amounts due it pursuant to the provisions of Section 7.07 of the Indenture. The Company acknowledges its obligation set forth in Section 7.07 of the Indenture to indemnify Resigning Trustee for, and to hold Resigning Trustee harmless against, any loss, liability and expense incurred without negligence or bad faith on the part of the Resigning Trustee and arising out of or in connection with the acceptance or administration of the trust evidenced by the Indenture (which obligation shall survive the execution hereof).

4.4 This Agreement does not constitute a waiver by any of the parties hereto of any obligation or liability which the Resigning Trustee may have incurred in connection with its serving as Trustee, Paying Agent, Registrar or Custodian under the Indenture or an assumption by the Successor Trustee of any liability of the Resigning Trustee arising out of a breach by the Resigning Trustee prior to its resignation of its duties under the Indenture.

4.5 This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

4.6 This Agreement may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

4.7 The Company, Resigning Trustee and Successor Trustee hereby acknowledge receipt of an executed and acknowledged counterpart of this Agreement and the effectiveness thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement of Resignation, Appointment and Acceptance to be duly executed and acknowledged all as of the day and year first above written.

REALOGY CORPORATION

By:	/s/ Anthony E. Hull
Name:	Anthony E. Hull
Title:	Executive Vice President, Chief Financial Officer and Treasurer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Resigning Trustee, Registrar and Paying Agent

By:	/s/ Maddy Hall
Name:	Maddy Hall
Title:	Assistant Vice President

THE BANK OF NEW YORK, as Successor Trustee, Registrar and Paying Agent

By:	/s/ Franca M. Ferrera
Name:	Franca M. Ferrera
Title:	Assistant Vice President

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On the 8th day of January in the year 2008 before me, the undersigned, personally appeared Franca M. Ferrera, Assistant Vice President, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/s/ Gerold Picard
Notary Public

STATE OF NEW JERSEY	)
	)	ss.:
COUNTY OF MORRIS	)

On the 8th day of January in the year 2008 before me, the undersigned, personally appeared Anthony E. Hull, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/s/ Kathleen A. Mohr
Notary Public

ACKNOWLEDGEMENT

STATE OF CALIFORNIA	)
	)	ss.:
COUNTY OF LOS ANGELES	)

On January 8, 2008, before me, G. R. CUICO, personally appeared Maddy Hall, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her capacity, and that by his signature on the instrument, the person, or the person upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS, my hand and official seal.

/s/ G.R. Guico
Notary Public

EXHIBIT A

Documents to be delivered to Successor Trustee

1.	Executed copy of Indenture dated as of April 10, 2007.

2.	File of closing documents from initial issuance.

3.	Copies of the most recent of each of the SEC reports delivered by the Company pursuant to Section 4.03 of the Indenture.

4.	A copy of the most recent compliance certificate delivered pursuant to Section 4.04 of the Indenture.

5.	Certified list of Holders as of February 7, 2008, including certificate detail and all “stop transfers” and the reason for such “stop transfers” (or, alternatively, if there are a substantial number of registered Holders, the computer tape reflecting the identity of such Holders).

6.	Copies of any official notices sent by the Trustee to all the Holders of the Securities pursuant to the terms of the Indenture during the past twelve months and a copy of the most recent Trustee’s annual report to holders delivered pursuant to Section 7.06 of the Indenture.

7.	Copies of the Apple Ridge Documents, Kenosia Documents and UK Securitization Documents (each as defined in the Indenture). To be provided by the Company.

8.	Cendant Tax Sharing Agreement (as defined in the Indenture). To be provided by the Company.

9.	Tax Receivable Agreement dated as of February 22, 2005 by and among Cendant Corporation, Cendant Mobility Services Corporation and Wright Express Corporation. To be provided by the Company.

10.	Offering Memorandum (as defined in the Indenture).

11.	Separation and Distribution Agreement (as defined in the Indenture). To be provided by the Company or Company Counsel.

12.	Registration Rights Agreement (as defined in the Indenture). To be provided by the Company or Company Counsel.

EXHIBIT B

SUGGESTED PROVISIONS FOR RESOLUTIONS

OF

THE BOARD OF DIRECTORS

OF

REALOGY CORPORATION

RESOLVED, that the Corporation appoint The Bank of New York (“Successor Trustee”) as successor Trustee, Paying Agent, Custodian and Registrar under each of (i) the Indenture dated as of April 10, 2007 by and among the Corporation, the guarantors party thereto and Wells Fargo Bank, National Association (the “Resigning Trustee”), as Trustee (the “Senior Indenture”), pursuant to which the Corporation issued $1,700,000,000 aggregate principal amount of the Corporation’s 10.50% Senior Notes due 2014, (ii) the Indenture dated as of April 10, 2007 by and among the Corporation, the guarantors party thereto and the Resigning Trustee, as Trustee (the “Senior Toggle Indenture”), pursuant to which the Corporation issued $550,000,000 aggregate principal amount of the Corporation’s 11.00%/11.75% Senior Toggle Notes due 2014 and (iii) the Indenture dated as of April 10, 2007 by and among the Corporation, the guarantors party thereto and the Resigning Trustee, as Trustee (the “Senior Subordinated Indenture”; and, together with the Senior Indenture and the Senior Toggle Indenture, the “Indentures”), pursuant to which the Corporation issued $875,000,000 aggregate principal amount of the Corporation’s 12.375% Senior Subordinated Notes due 2015, and that the Corporation accepts the resignation of Resigning Trustee as Trustee, Paying Agent, Custodian and Registrar under each Indenture, such resignation to be effective upon the execution, delivery and effectiveness of an instrument or instruments pursuant to which a Successor Trustee accepts appointment to such positions under each Indenture; and it is further

RESOLVED, that the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Corporation be, and each of them hereby is, authorized, empowered and directed to execute and deliver in the name and on behalf of the Corporation an instrument or instruments appointing Successor Trustee as the successor Trustee, Paying Agent, Custodian and Registrar (or appointing any future successor to Successor Trustee to any such position) under each Indenture and accepting the resignation of Resigning Trustee (or Successor Trustee or successor thereto) from any such position under each Indenture; and it is further

RESOLVED, that the proper officers of the Corporation are hereby authorized, empowered and directed to do or cause to be done all such acts or things, and to execute and deliver, or cause to be executed or delivered, any and all such other agreements, amendments, instruments, certificates, documents or papers (including, without limitation, any and all notices and certificates required or permitted to be given or made on behalf of the Corporation to Successor Trustee (or any successor thereto) or to Resigning Trustee), under the terms of any of the executed instruments in connection with the resignation of Resigning Trustee (or any successor thereto), and the appointment of Successor Trustee (or any successor thereto), in the name and on behalf of the Corporation as any of such officers, in his/her discretion, may deem necessary or advisable to effectuate or carry out the purposes and intent of the foregoing resolutions; and to perform any of the Corporation’s obligations under the instruments and agreements executed on behalf of the Corporation in connection with the resignation of Resigning Trustee (or any successor thereto) and the appointment of Successor Trustee (or any successor thereto).

EXHIBIT C

NOTICE

NOTICE TO HOLDERS OF $550,000,000

11.00%/11.75% SENIOR TOGGLE NOTES DUE

2014 ISSUED BY REALOGY CORPORATION

144A CUSIP NO. 75605E AR1

A1A CUSIP NO. 75605E AS9

Reg S CUSIP NO. U7534P AG6

NOTE: THIS NOTICE CONTAINS IMPORTANT INFORMATION THAT IS OF INTEREST TO THE BENEFICIAL OWNERS OF THE SUBJECT SECURITIES. IF APPLICABLE, ALL DEPOSITORIES, CUSTODIANS, AND OTHER INTERMEDIARIES RECEIVING THIS NOTICE ARE REQUESTED TO EXPEDITE RETRANSMITTAL TO SUCH BENEFICIAL OWNERS IN A TIMELY MANNER.

NOTICE IS HEREBY GIVEN, pursuant to Section 7.08 of the Indenture (the “Indenture”) dated as of April 10, 2007 by and among Realogy Corporation (the “Company”), the guarantors party thereto and Wells Fargo Bank, National Association (“Wells Fargo”), as Trustee, that Wells Fargo has resigned as Trustee, Paying Agent, Custodian and Registrar under the Indenture.

Pursuant to Sections 2.03 and 7.08 of the Indenture, The Bank of New York, a corporation duly organized and existing under the laws of the State of New York, has accepted appointment as Trustee, Paying Agent, Custodian and Registrar under the Indenture. The address of the corporate trust office of The Bank of New York is 101 Barclay Street, New York, New York 10286.

Wells Fargo’s resignation as Trustee, Paying Agent and Registrar and The Bank of New York’s appointment as successor Trustee, Paying Agent and Registrar were effective as of the opening of business on February 7, 2008.

Dated:	New York, New York
January 8, 2008

Very truly yours,

THE BANK OF NEW YORK, as Successor Trustee

By:
Name:
Title:

NOTE: The CUSIP number appearing herein has been included solely for the convenience of the Holders. The Bank of New York assumes no responsibility for the selection or use of such number and makes no representation as to the correctness of the CUSIP number listed above.